Exhibit (h)(20)

February 15, 2013

State Street Bank and Trust Company

Attn: Michael Rogers

2000 Crown Colony Dr.

Quincy, MA 02169

Ladies and Gentlemen:

This is to advise you that Artisan Partners Funds, Inc. (“Artisan Funds”) has established a new series of shares to be known as Artisan Global Small Cap Fund. The series has one class, Investor Shares. In accordance with the Additional Funds provision in Article 16 of the Transfer Agency and Service Agreement dated May 1, 2001, as amended October 1, 2003, August 3, 2006 and October 31, 2008, between Artisan Funds and State Street Bank and Trust Company, Artisan Funds hereby requests that you act as Transfer Agent for the new series under the terms of the Transfer Agency and Service Agreement. Attached hereto is a revised Schedule A listing each of the series and classes of Artisan Funds for which State Street Bank and Trust Company will act as Transfer Agent pursuant to the Agreement.

Please indicate your acceptance of this appointment as Transfer Agent by executing both copies of this Letter Agreement, returning one copy to us and retaining one copy for your records.

ARTISAN PARTNERS FUNDS, INC.

By:	/s/ Gregory K. Ramirez
Gregory K. Ramirez
Chief Financial Officer

Agreed to this 26th day of February

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael Rogers
Name: Michael Rogers
Title: Executive Vice President

INVESTMENT MANAGEMENT PRACTICED WITH INTELLIGENCE AND DISCIPLINE IS AN ART®

875 East Wisconsin Avenue, Milwaukee, WI 53202

Securities offered through Artisan Partners Distributors LLC, member FINRA

Exhibit (h)(20)

SCHEDULE A

Dated: February 15, 2013

Artisan Emerging Markets Fund – Advisor Shares

Artisan Emerging Markets Fund – Institutional Shares

Artisan Global Equity Fund – Investor Shares

Artisan Global Opportunities Fund – Investor Shares

Artisan Global Opportunities Fund – Institutional Shares

Artisan Global Small Cap Fund – Investor Shares

Artisan Global Value Fund – Investor Shares

Artisan Global Value Fund – Institutional Shares

Artisan International Fund – Investor Shares

Artisan International Fund – Institutional Shares

Artisan International Small Cap Fund – Investor Shares

Artisan International Value Fund – Investor Shares

Artisan International Value Fund – Institutional Shares

Artisan Mid Cap Fund – Investor Shares

Artisan Mid Cap Fund – Institutional Shares

Artisan Mid Cap Value Fund – Investor Shares

Artisan Mid Cap Value Fund – Institutional Shares

Artisan Small Cap Fund – Investor Shares

Artisan Small Cap Fund – Institutional Shares

Artisan Small Cap Value Fund – Investor Shares

Artisan Small Cap Value Fund – Institutional Shares

Artisan Value Fund – Investor Shares

Artisan Value Fund – Institutional Shares